Exhibit 99.2

Q2 2013 Investor Call July 26, 2013 Bill Lucia, President and CEO Walter Hosp, EVP and CFO Maria Perrin, EVP and CMO

Safe Harbor Statement This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and those anticipated, estimated or projected. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to effectively manage our growth to execute on our business plans; variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; the growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; our ability to successfully integrate our acquisitions; our ability continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or client reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations. A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is available at www.hms.com under the “Investor Relations” tab. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Any forward-looking statements are made as of the date of this presentation and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Use of Non-GAAP Measures This presentation contains non-GAAP measures. A reconciliation of these measures to GAAP measures is set forth in our press release issued on July 26, 2013, which is available under the Investor Relations Tab on the Company’s website (www.hms.com). 7/26/2013 2

Discussion Outline Financial Performance New Business Federal Procurements Commercial Market Strategy Strategic Outlook 7/26/2013 3

Consolidated Statements of Income ($ in thousands except per share amounts) 7/26/2013 4 June 30, 2013 % y/y June 30, 2013 % y/y $ 125,809 5% $ 242,416 7% 46,032 15% 90,016 14% 9,188 15% 18,286 23% 4,781 14% 9,403 13% 12,269 -7% 25,539 -2% 7,653 28% 14,290 29% 8,759 8% 16,688 2% 88,682 11% 174,222 12% 16,761 13% 32,560 10% 105,443 12% 206,782 11% 20,366 -20% 35,634 -14% (3,254) -18% (6,962) -13% 17,112 -21% 28,672 -15% 6,692 -23% 11,276 -17% $ 10,420 -20% $ 17,396 -13% $ 0.12 -21% $ 0.20 -14% 89,023 1% 88,919 1% Six months ended Direct project costs Three months ended Net income per diluted share Data processing Revenue Income taxes Selling, general & administrative expenses Occupancy Total cost of services Compensation Amortization of acquisition related software Net income Total operating expenses Income before income taxes Operating income Weighted average common shares, diluted and intangibles Other operating costs Net interest and other income/(expense) Cost of services:

Total Revenue +4.8% Market Medicaid -1.4% State Government -9.7% MCO +17.5% Federal -34.5% HDI +44.2% Product Medicaid COB -8.3% Program Integrity (PI) +28.6% PI without HDI and Federal +26.2% Q2 2013 Revenue Growth Y/Y 7/26/2013 5

State Government Sales New City of Boston (Dependent Eligibility Audit) Illinois Bureau of Benefits (Dependent Eligibility Audit) Ohio Department of Mental Health and Addiction Services (Utilization Management) Expansions Connecticut (Complex Reviews for DME) Iowa (TPL extension) New York (Home Health Reviews) South Carolina (Credit Balance Audits, Pharmacy Billing) Texas (Long Term Care Coordination of Benefits) 7/26/2013 6

Federal Procurements Medicare Coordination of Benefits CMS Corrective Action resulted in award to GHI HMS Federal submitted protest GAO has until October to render a decision Medicare RAC Current contract transition plan Release of new procurement RAC-related legislation introduced in House and Senate 7/26/2013 7

Commercial Sales New Community Health Plan of Washington (Medicaid Coordination of Benefits) Hudson Health Plan, NY (Workers’ Compensation) Massachusetts Interlocal Insurance Association (Dependent Audit) United HealthCare (Post-Payment Claim Analysis) Expansions Amerigroup (Washington and Kansas expansions) Community Health Choice, TX (Prepayment Reviews) Contra Costa Health Plan (Fraud, Waste and Abuse; Medicaid Coordination of Benefits) Fidelis (Medicaid Coordination of Benefits) FirstCare Health Plans, TX (Medicaid Coordination of Benefits) Molina (Wisconsin expansion) Network Health, MA (Medicaid Coordination of Benefits) Paramount Healthcare, OH (Medicaid Coordination of Benefits) Partnership Health Plan of CA (Medicaid Coordination of Benefits) United HealthCare (extension of Medicaid Coordination of Benefits) Virginia Premier Health (Credit Balance Audits) 7/26/2013 8

Commercial Market Strategy Build dedicated sales team Leverage existing health plan client relationships and results Leverage government thought leadership platform Adapt and deploy existing products Continue to advance product development agenda 9 7/26/2013

Strategic Outlook Well-positioned for 2014 Growth in Medicaid Commercial market traction Broad product portfolio Focus on margin expansion 7/26/2013 10

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